Exhibit 5.4

February 12, 2013

Alberta Securities Commission

Autorité des marchés financiers du Québec

British Columbia Securities Commission

Manitoba Securities Commission

New Brunswick Securities Commission

Newfoundland and Labrador, Securities Division, Department of Government Services and Lands

Nova Scotia Securities Commission

Ontario Securities Commission

Prince Edward Island Securities Office

Saskatchewan Financial Services Commission (Securities Division)

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Base Shelf Prospectus Dated February 12, 2013 of North American Palladium Ltd.

(“the Issuer”)

Consent of Michel Bouchard

I refer you to the base shelf prospectus (including the documents incorporated by reference therein, the “Prospectus”) of North American Palladium Ltd. (the “Company”) dated February 12, 2013 and to the Registration Statement on Form F-10 of the Company, dated December 21, 2012, and any amendment thereto, and any registration statements filed pursuant to Rule 429 under the U.S. Securities Act of 1933, as amended (including the documents incorporated by reference therein, collectively, the “Registration Statement”).

Reference is made to the Company’s AIF incorporated by reference in the Prospectus and the Registration Statement, which contain information relating to the Company’s mineral properties that I have participated in or supervised the preparation of as a “qualified person” (as such term is defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects) (the “Technical Information”).

I hereby consent to being named in the Prospectus and the Registration Statement and to the use of the Technical Information in the Prospectus and Registration Statement.

I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in such documents that are (i) derived from the Technical Information, or (ii) within my knowledge as a result of the services performed by me in connection with the Technical Information.

Yours truly,

/s/ Michel Bouchard
Michel Bouchard